Exhibit 99_(l)(1)

PURCHASE AGREEMENT

BlackRock Funds V (the “Trust”), a Massachusetts business trust, on behalf of its series BlackRock Core Bond Portfolio, BlackRock Credit Strategies Income Fund, BlackRock Emerging Markets Bond Fund, BlackRock Emerging Markets Flexible Dynamic Bond Portfolio, BlackRock Emerging Markets Local Currency Bond Fund, BlackRock Floating Rate Income Portfolio, BlackRock GNMA Portfolio, BlackRock High Yield Bond Portfolio, BlackRock Inflation Protected Bond Portfolio, BlackRock Low Duration Bond Portfolio, BlackRock Strategic Income Opportunities Portfolio and BlackRock U.S. Government Bond Portfolio (each, a “Fund”), and BlackRock Financial Management, Inc. (“BFM”), a Delaware corporation, hereby agree as follows:

1. The Trust hereby offers BFM and BFM hereby purchases one share of each share class of each Fund set forth in Schedule A hereto (the “Shares”) for $10 per Share. The Trust hereby acknowledges receipt from BFM of funds in full payment for the foregoing Shares.

2. BFM represents and warrants to the Trust that the foregoing Shares are being acquired for investment purposes and not with a view to the distribution thereof.

3. The names “BlackRock Funds V” and “Trustees of BlackRock Funds V” refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated April 19, 2018, which is hereby referred to and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and at the principal office of the Trust, as may be amended from time to time. The obligations of “BlackRock Funds V” entered into in the name or on behalf thereof by any of the Trustees, officers, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, officers, representatives or agents of the Trust personally, but bind only the Trust Property (as defined in the Declaration of Trust), and all persons dealing with any class of shares of the Trust must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Trust.

- Signature page follows -

IN AGREEMENT WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Purchase Agreement as of the 18th day of July, 2018.

BLACKROCK FUNDS V,

on behalf of

BlackRock Core Bond Portfolio, BlackRock

Credit Strategies Income Fund, BlackRock

Emerging Markets Bond Fund, BlackRock

Emerging Markets Flexible Dynamic Bond

Portfolio, BlackRock Emerging Markets Local

Currency Bond Fund, BlackRock Floating Rate

Income Portfolio, BlackRock GNMA Portfolio,

BlackRock High Yield Bond Portfolio,

BlackRock Inflation Protected Bond Portfolio,

BlackRock Low Duration Bond Portfolio,

BlackRock Strategic Income Opportunities

Portfolio and BlackRock U.S. Government Bond

Portfolio

By:	/s/ John Perlowski
Name:	John Perlowski
Title:	President and Chief Executive Officer

BLACKROCK FINANCIAL MANAGEMENT, INC.

By:	/s/ Benjamin Archibald
Name:	Benjamin Archibald
Title:	Managing Director

Schedule A

Fund Name	Share Classes
BlackRock Low Duration Bond Portfolio	Investor A
Investor C
Institutional Shares
K Shares
R Shares
Service Shares
Investor A1
Investor C2
Investor C3
T Shares

BlackRock U.S. Government Bond Portfolio	Investor A
Investor C
Institutional Shares
K Shares
R Shares
Service Shares
Investor C1

BlackRock Core Bond Portfolio	Investor A
Investor C
Institutional Shares
K Shares
R Shares
Service Shares

Fund Name	Share Classes
BlackRock Inflation Protected Bond Portfolio	Investor A
Investor C
Institutional Shares
K Shares
R Shares
Service Shares

BlackRock GNMA Portfolio	Investor A
Investor C
Institutional Shares
K Shares
R Shares
Service Shares

BlackRock High Yield Bond Portfolio	Investor A
Investor C
Institutional Shares
K Shares
R Shares
Service Shares
T Shares
Investor C1

BlackRock Emerging Markets Flexible Dynamic Bond Portfolio	Investor A
Investor C
Institutional Shares
K Shares

BlackRock Strategic Income Opportunities Portfolio	Investor A
Investor C
Institutional Shares
K Shares
T Shares

Fund Name	Share Classes
BlackRock Credit Strategies Income Fund	Investor A
Investor C
Institutional Shares
K Shares

BlackRock Floating Rate Income Portfolio	Investor A
Investor C
Institutional Shares
K Shares
Investor C1

BlackRock Emerging Markets Bond Fund	Institutional Shares
K Shares

BlackRock Emerging Markets Local Currency Bond Fund	Institutional Shares
K Shares